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EXHIBIT 99(b)


                                HECHINGER COMPANY
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (in thousands except share data)

                                                                                  (UNAUDITED)
                                                                                  JULY 4, 1998            SEPT. 27, 1997
                                                                                ------------------------------------------
ASSETS
CURRENT ASSETS
Cash and cash equivalents                                                       $      70,113             $     87,215
Merchandise inventories                                                               919,129                  973,139
Due from affiliates                                                                    14,916                        -
Other current assets                                                                   70,515                   77,324
                                                                                ---------------------------------------
Total Current Assets                                                                1,074,673                1,137,678

ASSETS HELD FOR SALE                                                                   21,975                   76,671
PROPERTY, FURNITURE AND EQUIPMENT, NET                                                287,809                  325,637
COST IN EXCESS OF NET ASSETS ACQUIRED, NET                                             49,698                   50,967
LEASEHOLD ACQUISITION COSTS, NET                                                       34,962                   36,438
OTHER ASSETS                                                                           35,112                   41,008
                                                                                ---------------------------------------
TOTAL ASSETS                                                                    $   1,504,229             $  1,668,399
                                                                                =======================================


LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Revolving credit facility                                                       $     242,000             $    243,970
Current portion of long-term debt and capital lease obligations                        30,246                   32,382
Due to affiliates                                                                           -                   34,324
Accounts payable and accrued expenses                                                 516,201                  562,987
Accrued costs for store closings                                                       43,100                   61,397
                                                                                ---------------------------------------
Total Current Liabilities                                                             831,547                  935,060

LONG-TERM DEBT, LESS CURRENT PORTION                                                  339,470                  352,960
CAPITAL LEASE OBLIGATIONS, LESS CURRENT PORTION                                        55,485                   76,824
DEFERRED RENT                                                                          29,780                   27,087

STOCKHOLDER'S EQUITY
Common stock, $.01 par value; authorized 1,000 shares, issued 10 shares                     -                        -
Additional paid-in capital                                                            241,507                  241,507
Contributed capital                                                                   133,058                  108,058
Accumulated deficit                                                                  (126,618)                 (73,097)
                                                                                ---------------------------------------
Total Stockholder's Equity                                                            247,947                  276,468
                                                                                ---------------------------------------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                      $   1,504,229             $  1,668,399
                                                                                =======================================
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See notes to condensed consolidated financial statements.